The XYZ Asset Allocation Annuity

AMERICAN
EXPRESS
American
Enterprise
Life

Variable Annuity Application
Administrative Offices:
80 South Eighth Street
P.O. Box 534
Minneapolis, MN  55440

1 Annuitant Full Name (First, Middle Initial, Last)____________________________ Address (Street Address or P.O. Box, City, State, Zip)__________________________ Phone Number (___)______________________________________________________________
Sex  M__ F__  Date of Birth (Month/Day/Year) __/__/__
Social Security Number (Tax Identification Number)______________________________

2 Owner (check one)
__ Same as Annuitant (do not complete owner information below) __ Joint with Annuitant (Spouse only) - Not available for IRA __ Other
Full Name (First, Middle Initial, Last)_________________________________________
Address (Street Address or P.O. Box, City, State, Zip)__________________________ Relationship to the annuitant___________________________________________________
Phone Number (___)______________________________________________________________
Sex  M__ F__  Date of Birth (Month/Day/Year) __/__/__
Social Security Number (Tax Identification Number)______________________________ For joint spousal owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under Remarks.

3 Primary   Beneficiary  (Name, relationship  to  the Annuitant;  if  unrelated, include  Social  Security number and date of birth)
                         ______________________________________________________
Contingent Beneficiary   (Name, relationship to the Annuitant, if unrelated,
                         include Social Security number and date of birth)
                         ______________________________________________________

4 Annuity Plan (check one) __ Nonqualified Annuity
__ Individual Retirement Annuity (IRA)
__ Roth IRA

If IRA or Roth IRA (Check and complete applicable types)
__ Regular/Contributory:   Amount $_____ for _____ (year)
__ Regular/Contributory:   Amount $_____ for _____ (year)
__ SEP-IRA:                Amount $_____ for _____ (year)
__ SEP-IRA:                Amount $_____ for _____ (year)
__ Rollover:               Amount $_____
__ Trustee to Trustee:     Amount $_____
__ Roth IRA Conversion:    Amount $_____

5 Purchase Payments
Initial Purchase Payment $______________________________________________________
Payment Allocation*:

___%AEL Fixed Account
Asset Allocation VIT Funds:
___% Fund 1                         ___% Fund 4
___% Fund 2                         ___% Fund 5
___% Fund 3

VIT Funds:
___% Fund 6           ___% Fund 11                       ___% Fund 16
___% Fund 7           ___% Fund 12                       ___% Fund 17
___% Fund 8           ___% Fund 13                       ___% Fund 18
___% Fund 9           ___% Fund 14
___% Fund 10          ___% Fund 15

*Must be whole numbers. Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.

6 Replacement Will the annuity applied for replace any existing insurance or annuity? __ Yes __ No If yes, provide details - company, contract number, amount, reason - under Remarks.

7 Remarks and Special Instructions (Including special mailing instructions)


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8 It is Agreed That:

1. All statements and answers given above are true and complete to the best of my/our knowledge.

2. Only an officer of American Enterprise Life Insurance Company can modify any annuity contract or waive any requirement in this application.

3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in Remarks above.

4. I/we acknowledge receipt of current prospectuses for the variable annuity and any funds involved.

5.   I/we  understand  that  earning  and values,  when based on the  investment experience of a variable fund,  portfolio,  account or subaccount,  are not guaranteed and may both increase and decrease.
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
Signatures
______________________________          X_________________________         X_____________________________
Location (City/State)                   Annuitant Signature                Owner Signature (if other
                                                                           than annuitant)

______________________________          X_________________________         X_____________________________
Date                                    Licensed Agent Signature           Joint Owner (if any) Signature
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